UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

Allegro MicroSystems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39675	46-2405937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road
Manchester, New Hampshire		03103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2024, pursuant to the Amended and Restated Stockholders Agreement by and among Allegro MicroSystems, Inc. (the “Company”), OEP SKNA, L.P. (“OEP”), and Sanken Electric Co., Ltd., dated as of June 16, 2022 (the “Stockholders Agreement”), and as a result of OEP ceasing to beneficially own at least 5% of the outstanding shares of common stock of the Company, David Aldrich, Andrew Dunn, Susan Lynch, Joseph Martin, Mary Puma and Paul Carl (Chip) Schorr IV tendered their resignations from the Board of Directors (the “Board”) of the Company and all Board committees on which they served, with such resignations effective at 9:00 am EST on March 4, 2024. Such resignations were tendered in accordance with the terms of the Stockholders Agreement and were not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

On March 4, 2024, at the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board re-appointed: (i) Joseph Martin and Mary Puma as Class I directors; (ii) David Aldrich and Paul Carl (Chip) Schorr IV as Class II directors; and (iii) Andrew Dunn and Susan Lynch as Class III directors. Further, the Board re-appointed: (i) David Aldrich to serve on its Audit Committee and Nominating and Corporate Governance Committee; (ii) Andrew Dunn to serve on its Research & Development and Strategy Committee; (iii) Susan Lynch to serve on its Audit Committee; (iv) Joseph Martin to serve as Chairperson of its Audit Committee and to serve on its Research & Development and Strategy Committee; (v) Mary Puma to serve on its Compensation Committee; and (vi) Paul Carl (Chip) Schorr IV to serve as Chairperson of its Compensation Committee and to serve on its Nominating and Corporate Governance Committee. At the recommendation of the Nominating and Corporate Governance Committee, the Board also appointed: (i) Joseph Martin to serve on its Nominating and Corporate Governance Committee and (ii) Mary Puma to serve as Chairperson of its Research & Development and Strategy Committee. All of the foregoing appointments were effective at 9:01 am EST on March 4, 2024.

For purposes of service on the Board’s Audit Committee, the Nominating and Corporate Governance Committee has determined and recommended to the Board, and the Board has determined that David Aldrich, Susan Lynch and Joseph Martin each qualify as an independent director pursuant to Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the rules of the Nasdaq Stock Market. The Board has also determined that each of David Aldrich, Susan Lynch and Joseph Martin qualify as an “audit committee financial expert” as defined by the applicable Securities and Exchange Commission regulations.

The Company’s existing indemnification agreements with each of David Aldrich, Andrew Dunn, Susan Lynch, Joseph Martin, Mary Puma and Paul Carl (Chip) Schorr IV will continue to remain in effect. The unvested restricted stock units held by each of David Aldrich, Susan Lynch, Joseph Martin, Mary Puma and Paul Carl (Chip) Schorr IV that were previously awarded by the Company were not forfeited in connection with their resignations and re-appointments and are scheduled to vest at the Company’s next annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date: March 4, 2024	By:	/s/ Sharon S. Briansky
Sharon S. Briansky
Senior Vice President, General Counsel and Secretary